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                                                       EXHIBIT 23.1






            Consent of Independent Certified Public Accountants



The Board of Trustees of
  Continental Mortgage and Equity Trust

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 1996, relating to the consolidated financial statements and schedules of Continental Mortgage and Equity Trust appearing in the Company's
Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                     /s/  BDO Seidman, LLP
                                     BDO Seidman, LLP


Dallas, Texas
January 22, 1997
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            Consent of Independent Certified Public Accountants



The Board of Directors of
  Continental Equity Investors, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 6, 1996, relating to the financial statements of Continental Equity Investors, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                     /s/  BDO Seidman, LLP

                                     BDO Seidman, LLP


Dallas, Texas
February 7, 1997